UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

SCHEDULE 14A

PROXY STATEMENT

PURSUANT TO SECTION 14A

of the

SECURITIES EXCHANGE ACT OF 1934

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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only [as permitted by Rule 14a-6(e)(2)]

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to Section 240.14a-12

ASIA4SALE.COM, INC.

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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2

ASIA4SALE.COM, INC.

2465 WEST 12TH STREET

SUITE 32, TEMPE

AZ 85281-6935

March 28, 2007

Dear Stockholder:

Asia4sale.com, Inc. cordially invites you to attend a Special Meeting of Stockholders to be held at 10:00 a.m., local time, on Friday the 20th of April, 2007, in Suite D, 11/F, Tak Lee Commercial Building 113-117 Wanchai Road, Wanchai, Hong Kong, Peoples Republic of China. Please find enclosed a notice of the meeting, a proxy statement describing the business to be transacted at the meeting, and a proxy form for use in voting at the meeting.

Business matters to be acted upon at the meeting are described in detail in the accompanying notice and proxy statement. In addition, we will report on our progress and provide an opportunity for questions of general interest to our stockholders.

Thank you.

Sincerely,

_________________

Eric Montandon, Chief Executive Officer and Director

ASIA4SALE.COM, INC.

NOTICE OF THE SPECIAL MEETING OF STOCKHOLDERS

Notice is hereby given from Asia4sale.com, Inc., (the “Corporation”) that a Special Meeting of Stockholders (the “Special Meeting”) will be held at 10:00 a.m., local time, on Friday the 20th of April, 2007, in Suite D, 11/F, Tak Lee Commercial Building 113-117 Wanchai Road, Wanchai, Hong Kong, Peoples Republic of China. At the Special Meeting, stockholders will vote on the following matters:

(1)	a proposal to amend the Corporation’s Articles of Incorporation to change the name of the Corporation to “Asia8, Inc.”; and

(2)	a proposal to amend the Corporation’s Articles of Incorporation to authorize a class of 25,000,000 preferred shares with a par value of $0.001 whose rights, preferences and limitations would be designated by the board of directors of the Corporation; and

(3)	a proposal to implement a reverse stock split on the basis of one share for two shares (1:2) of the Corporation’s issued and outstanding common stock; and

Information regarding the above matters is set forth in the proxy statement that accompanies this notice.

The board of directors of the Corporation has fixed the close of business on March 28, 2007, as the record date for determining stockholders entitled to notice of and to vote at the Special Meeting. A complete list of the stockholders entitled to notice of and to vote at the Special Meeting will be maintained at the Corporation’s principal executive offices during ordinary business hours for a period of ten days prior to the Special Meeting. The list will be open to the examination of any stockholder for any purpose germane to the Special Meeting during this time. The stockholders list will also be produced at the time and place of the Special Meeting and will be open during the whole time thereof.

By Order of the Board of Directors,

_________________

Eric Montandon, Chief Executive Officer and Director

YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE MARK, SIGN, DATE, AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE IN THE ENVELOPE PROVIDED. IF YOU DO ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY YOUR PROXY.

NON-U.S.     STOCKHOLDERS, PLEASE RETURN YOUR EXECUTED PROXY BY FAX TO INTERWEST TRANSFER, ATTN: MELINDA ORTH, AT (801) 277-3147. MS. ORTH’S PHONE NUMBER IS (801) 272-9294.

IF YOU HOLD YOUR SHARES IN “STREET-NAME,” PLEASE NOTE THAT ONLY YOUR BROKERAGE FIRM OR BANK CAN SIGN A PROXY ON YOUR BEHALF, AND ONLY UPON RECEIPT OF YOUR SPECIFIC INSTRUCTIONS. WE URGE YOU TO CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT TODAY, AND INSTRUCT THEM TO EXECUTE A PROXY IN FAVOR OF THE MATTERS PRESENTED IN THE PROXY STATEMENT.

ASIA4SALE.COM, INC.

PROXY STATEMENT FOR THE SPECIAL MEETING OF STOCKHOLDERS

INTRODUCTION

This proxy statement is furnished by Asia4sale.com, Inc., in connection with the solicitation of proxies for use at the Special Meeting of Stockholders to be held at 10:00 a.m., local time, on Friday the 20th of April, 2007, and at any and all adjournments thereof, in Suite D, 11/F, Tak Lee Commercial Building 113-117 Wanchai Road, Wanchai, Hong Kong, Peoples Republic of China. This proxy statement is first being mailed to stockholders on or about March 28, 2007.

Asia4sale.com, Inc.‘s board of directors has proposed three matters to the stockholders and has solicited the proxy form attached hereto.

Unless we indicate otherwise or unless the context requires otherwise, all references in this proxy statement to “we,” “us,” “our,” or the “Corporation” are to Asia4sale.com, Inc., and all references to the “Special Meeting” are to the Special Meeting of Stockholders to be held on Friday the 20th of April, 2007.

QUESTIONS AND ANSWERS

Q.     Why did I receive this proxy statement?

A.     You received this proxy statement as notice of the Special Meeting pertaining to the following:

(1)	a proposal to amend the Corporation’s Articles of Incorporation to change the name of the Corporation to “Asia8, Inc.”; and

(2)	a proposal to amend the Corporation’s Articles of Incorporation to authorize a class of 25,000,000 preferred shares with a par value of $0.001 whose rights, preferences and limitations would be designated by the board of directors of the Corporation; and

(3)	a proposal to implement a reverse stock split on the basis of one share for two shares (1:2) of the Corporation’s issued and outstanding common stock.

Q.     Why does the Corporation wish to change its name to “Asia8, Inc.”?

A.	The Corporation proposes a name change to reflect a shift in the Corporation’s business focus away from the “dot com” perception, and towards a more general theme focused on Asian products.

Q.	Why does the Corporation wish to authorize a class of preferred shares?

A.

The Corporation proposes to authorize a class of preferred shares to provide the board of directors with greater flexibility in using our capital stock for business and financial purposes in the future.

Q.     When do you expect the amendments to become effective?

A.     If approved at the Special Meeting, the proposed amendments to our Articles of Incorporation will be effective upon filing with the Nevada Secretary of State. The Corporation expects to file the amendments with the Nevada Secretary of State as soon as is practical after the Special Meeting

Q.     Why does the Corporation wish to effect a reverse split?

A.     The Corporation proposes a reverse split to support a more attractive share price, reduce stockholder transaction costs, encourage trading liquidity, and increase earnings per share visibility, in the event that our common stock is quoted on the Over the Counter Bulletin Board or the Pink Sheets, LLC.

Q.     When do you expect the reverse split to be effected?

A.     If approved at the Special Meeting, the effective date of the reverse split will be determined in coordination with the filing of amendments to our Articles of Incorporation with the Nevada Secretary of State and the Corporation’s transfer agent.

Q.     What would be the effect of the reverse split?

A.     The reverse split would consolidate the Corporation’s issued and outstanding shares on a one for two shares basis effecting one half share for each one share of the Corporation’s common stock held as of the close of business on the effective date. The reverses split will not affect the number of authorized common shares or the par value of those shares.

Q.     Would fractional shares of the Corporation’s common stock be adjusted?

A.     Yes. All fractional shares created as a result of the reverse split would be rounded up as an additional whole share.

Q.     Would stockholders need to take any action in connection with the reverse split?

A.     Stockholders who hold their shares in “street name” with nominees or brokerages would not be required to take any action. The adjustment to effect the reverse split would be automatically implemented on the effective date. Stockholders who hold their shares in certificate form would also not be required to take any action as the adjustment would be implemented by the Corporation’s transfer agent on the effective date. However, stockholders who wish to physically receive certificates that indicate reverse split shares would have to surrender their pre-split share certificates to the Corporation’s transfer agent in exchange for new certificates that evidence post-split shares.

Q.     What happens if additional matters are presented at the Special Meeting?

A.     No other business will be acted upon at the Special Meeting.

Q.     What do I need to do now?

A.     Vote, either in person or by proxy.

Q.     What is a proxy?

A.     A proxy is your legal designation of another person to vote the stock you own. That other person is considered your proxy. If you designate someone as your proxy in a written document, that document also is called a proxy. The Corporation has designated Eric Montandon, our chief executive officer and a director, to act as proxy for the Special Meeting.

Q.     Who may vote at the Special Meeting?

A.     You may vote your common stock if the Corporation’s records show that you owned your shares as of the close of business on March 28, 2007 (the “Record Date”). You may cast one vote for each share of common stock held by you on all matters presented. As of the Record Date, there were 42,545,716 shares of common stock issued and outstanding.

Q.     What is the voting requirement to approve the proposals?

A.     For each of the proposals, a simple majority of the quorum of outstanding shares of common stock must vote in favor for the proposals to be approved. Abstentions have the same effect as votes against the proposals. If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur when a beneficial owner fails to give voting instructions with respect to “non-routine” matters. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Therefore, although broker non-votes are counted for purposes of determining a quorum, broker non-votes will not otherwise affect the outcome of any matter being voted on at the meeting.

Q.     What is the quorum requirement for the Special Meeting?

A.     A majority of the Corporation’s outstanding shares as of the record date must be present at the Special Meeting in order to hold the meeting and conduct business. This is called a quorum. Your shares will be counted for purposes of determining if there is a quorum if you (i) are present and vote in person at the meeting, or (ii) have properly submitted a proxy card.

Q.     How does the board of directors recommend that I vote?

A.     The board of directors recommends that you vote “FOR” each of the proposals.

Q.     How can I vote my shares in person at the Special Meeting?

A.     If your shares are registered directly in your name with the Corporation’s transfer agent, you are considered the “stockholder of record” with respect to those shares the proxy materials and proxy card are being sent directly to you. As the stockholder of record, you have the right to vote in person at the meeting. If you choose to do so, you can bring the enclosed proxy card or vote using the ballot provided at the meeting. However, even if you plan to attend the Special Meeting, the board recommends that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the Special Meeting.

Some of the Corporation’s stockholders hold their shares in street name through a stockbroker, bank, or other nominee rather than directly in their own name. In that case, you are considered the “beneficial owner” of shares held in street name, and the proxy materials are being forwarded to you together with a voting instruction card. Because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee, or nominee that holds your shares, giving you the right to vote those shares at the meeting. If you wish to attend the Special Meeting and vote in person, you will need to contact your broker, trustee, or nominee to obtain a legal proxy.

Q.	How can I vote my shares without attending the Special Meeting?

A.

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the Special Meeting by completing and mailing your proxy card or voting instruction card in the enclosed pre-paid envelope. Please refer to the enclosed materials for details.

Q.	What happens if I do not give specific voting instructions?

A.

If you hold shares as a record holder, and you sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by our board of directors. If you do not return a proxy and do not vote at the Special Meeting in person, your shares will not be voted.

If you hold your shares through a broker, bank, or other nominee and you do not provide instructions on how to vote, your broker or other nominee may have authority to vote your shares on your behalf on matters to be considered at the Special Meeting.

Q.	How can I change my vote after I return my proxy card (“power of revocability”)?

A.

You may revoke your proxy and change your vote at any time before the final vote at the meeting. You may do this by signing a new proxy card with a later date or by attending the meeting and voting in person. However, your attendance at the meeting will not automatically revoke your proxy unless you vote at the meeting or specifically request in writing that your prior proxy be revoked.

Q.	Does Nevada have dissenters’ rights of appraisal?

A.	Stockholders of Nevada domestic corporations have no rights of dissent and appraisal under Nevada Revised Statutes in connection with the proposals.

Q.	Is my vote confidential?

A.

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Corporation or to third parties, except: (i)as necessary to meet applicable legal requirements, (ii)to allow for the tabulation of votes and certification of the vote, and (iii)to facilitate a successful proxy solicitation. Occasionally, stockholders provide written comments on their proxy card, which may be forwarded to the Corporation’s management.

Q.	Where can I find the voting results of the Special Meeting?

A.	The preliminary voting results will be announced at the meeting. The final voting results will be tallied by our transfer agent and published on Form 8-K and Form 10-QSB.

Q.	Why do you need stockholder approval for the proposals?

A.	We are obligated to seek stockholder approval for each of the proposals pursuant to Nevada Revised Statutes.

Q.	Are the approvals of the proposals contingent upon one another?

A.	No.

Q.	Who pays for the cost of this proxy solicitation?

A.

The solicitation was made by the Corporation and as such we will pay the costs of the solicitation of proxies (under $7,500). The Corporation may also reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding the voting materials to their customers who are beneficial owners and obtaining their voting instructions. In addition to soliciting proxies by mail, the Corporation’s board members, officers and employees may solicit proxies on the Corporation’s behalf, without additional compensation, personally or by telephone.

Q.	How can I obtain a copy of the Corporation’s 10-KSB?

A.

A copy of the Corporation’s 2006 year end report on Form 10-KSB may be obtained at no charge by sending a written request to the Corporation’s corporate address. The Form 10-KSB is also available on the Securities and Exchange Commission’s website at www.sec.gov.

Q.	Whom can I contact with questions?

A.	If you have any questions about any of the actions to be taken by the Corporation, please contact the Corporation’s chief executive officer, Eric Montandon, by telephone at 011 971 4 881 6142.

FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements. These statements relate to future events, future financial performance or projected business results and involve known and unknown risks and uncertainties. Actual results may differ materially from those expressed or implied by these statements. In some cases, you can identify forward-looking statements by the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will” or other similar words. The following list identifies some of the factors that could cause actual results to differ from those expressed or implied from the forward-looking statements:

o our anticipated financial performance and business plan;

o the sufficiency of existing capital resources;

o our ability to raise additional capital to fund cash requirements for future operations;

o uncertainties related to the Corporation's future business prospects;

o uncertainties related to the future business prospects;

o the ability of the Corporation to generate revenues to fund future operations;

o the volatility of the stock market and;

o general economic conditions.

The Corporation’s forward-looking statements are based on management’s beliefs and assumptions extracted from information available to management at the time the statements are made. Management cautions you that assumptions, beliefs, expectations, intentions and projections about future events may, and often do, vary materially from actual results. Therefore, actual results may differ materially from those expressed or implied by the forward-looking statements.

PROPOSAL 1

APPROVAL OF AN AMENDMENT TO CHANGE THE CORPORATION’S NAME

On February 28, 2007, the Corporation’s board of directors approved an amendment to our Amended Articles of Incorporation, subject to stockholder approval, to change the name of the Corporation from “Asia4sale.com, Inc.” to “Asia8, Inc.” believing that the new name will better reflect a shift in the Corporation’s business focus away from the “dot com” perception, and towards a more general focus on Asian products.

The full text of the proposed amendment to the first provision of our Amended Articles of Incorporation is as follows:

“Name of Corporation: Asia8, Inc.”

If this proposal is approved by the stockholders at the Special Meeting, the Corporation will file an amendment to the Amended Articles of Incorporation for the purpose of effecting the name change. This amendment will become effective upon the filing of a Certificate of Amendment with the Secretary of State of Nevada, which is expected to take place promptly after the Special Meeting.

Nonetheless, if in the judgment of the board of directors, any circumstances exist which would make such filing inadvisable, then, in accordance with Nevada law and notwithstanding the approval by the Corporation’s stockholders, the board of directors may abandon such amendment, either before or after approval and authorization thereof by the stockholders, at any time prior to the effectiveness of the filing of the amendment.

Required Vote

Approval of this proposal requires affirmative vote of a majority of the votes cast at the meeting, assuming a quorum is present. Broker non-votes are counted solely for the purpose of determining a quorum. Abstentions will have the same effect as a vote against this proposal.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADOPTION AND APPROVAL OF THE PROPOSED AMENDMENT TO THE CORPORATION’S ARTICLES OF INCORPORATION
TO CHANGE THE CORPORATION’S NAME FROM

“ASIA4SALE.COM, INC.” TO “ASIA8, INC.”

PROPOSAL 2

APPROVAL OF AN AMENDMENT TO AUTHORIZE A CLASS OF PREFERRED SHARES

The Corporation’s Articles of Incorporation provide that the Corporation is authorized to issue only a single class of stock, consisting of 100,000,000 common shares with a par value of $0.001. No shares of preferred stock are currently authorized. On February 28, 2007, the Corporation’s board of directors approved an amendment to our Amended Articles of Incorporation, subject to stockholder approval, that would authorize the Corporation to issue up to 25,000,000 preferred shares with a par value of $0.001 whose rights, preferences and limitations would be designated by the Corporation’s board of directors, if and when issued, to provide greater flexibility in using our capital stock for business and financial purposes in the future

Purpose and Effect of Creating a Class of Preferred Shares

The majority of publicly held companies in the United States have authorized one or more classes of preferred stock in their articles of incorporation. Preferred stock is generally defined to mean any class of equity securities which has a preference over common stock in terms of dividends and or claims on a company’s assets on liquidation. Among other advantages, preferred stock can provide companies like the Corporation with a less expensive source of funding for corporate ventures.

While the Corporation at the present time has no plan or intention for the issuance of preferred shares, the board of directors believes that it is advisable to create a class of preferred shares to enable us with the flexibility to use our capital stock in the best interests of the stockholders. These preferred shares may be used for various purposes including, without limitation, raising additional capital through the sale of preferred shares, acquiring another company or business or assets in exchange for shares of preferred stock, establishing strategic relationships with corporate partners who are compensated with preferred shares, providing equity incentives to employees, officers or directors or pursing other matters as the Corporation deems appropriate. Should the creation of a class of preferred shares be approved by our stockholders, the board of directors does not intend to solicit further stockholder approval prior to the issuance of preferred shares, except as may be required by applicable law or the terms of any series of outstanding preferred shares, and the terms of any such preferred shares will have the rights and preferences determined by the board of directors.

Potential Effect of Authorizing Preferred Shares on Holders of Common Shares

The holders of the Corporation’s common stock do not have any preemptive or similar rights to purchase any shares of preferred stock. Although the creation of a class of preferred stock will not, in and of itself, have any immediate effect on the rights of holders of the Corporation’s common stock, the issuance of shares of one or more series of preferred shares could, depending on the nature of the rights and preferences granted by the board of directors to the newly issued series of preferred shares, affect the holders of the Corporation’s common stock in a number of respects, including, without limitation the following;

o	though preferred shares generally have no voting rights attached, should the Corporation’s board of directors issue preferred shares with voting rights, such shares would dilute the voting power of holders of the Corporation’s common shares;

o	by reducing the amount otherwise available for the payment of dividends on (and or restricting the payment of dividends on) the Corporation’s common shares, to the extent dividends are payable on shares of a new series of preferred shares;

o	in the event a new series of preferred shares provided for the conversion of such shares into the Corporation’s common shares and the conversion was deemed to be below the fair market value of the Corporation’s common stock, such a series of preferred shares could serve to decrease the prospective market price of the Corporation’s common stock;

o	by reducing the amount otherwise available for payment upon liquidation of the Corporation to the holders of the Corporation’s common shares, to the extent of any liquidation preference on a new series of preferred stock; and

o by diluting the earnings per share and book value per share of the outstanding shares of the Corporation’s common shares and preferred shares.

Further, although the authorization of preferred shares is not motivated by takeover concerns and is not considered or intended by the board of directors to be an anti-takeover measure, the availability of additional authorized preferred shares could enable the board of directors to make more difficult, discourage or prevent an attempt by a person, group or entity to obtain control of the Corporation by merger, tender offer, proxy contest or other reasons. For example, the board of directors could issue preferred shares defensively on favorable terms in response to a takeover attempt. Such issuance could deter the types of transactions which may be proposed or could discourage or limit the participation of the Corporation’s common shares in certain types of transactions that might be proposed (such as a tender offer), whether or not such transactions are favored by the majority of the Corporation’s stockholders, and could enhance the ability of the Corporation’s officers and directors to retain their positions. The board of directors has no present intention to use the preferred shares in order to impede a takeover.

The full text of the proposed amendment to the fourth provision of our Amended Articles of Incorporation is as follows:

“Number of Shares the corporation is authorized to issue:

(A)

The authorized capital stock of the corporation shall consist of 100,000,000 shares of common stock, $0.001 par value, and 25,000,000 shares of preferred stock $0.001 par value. All shares of common stock shall have full and unlimited voting power, entitled to one (1) vote per share and shall be without distinction as to powers, preferences and rights. No holder of shares of the common stock of the Corporation shall have preemptive or preferential right to subscribe for, purchase or receive any additional shares of capital stock of the Corporation or rights or options to purchase additional shares of the capital stock of the Corporation or securities convertible into or carrying rights or options to purchase additional shares of the capital stock of the Corporation. All shares of preferred stock shall have the powers, preferences and rights as established by the Corporation’s board of directors pursuant to (B) hereto.

(B)

The board of directors is authorized, subject to the limitations prescribed by law and the provisions of (A) above to provide for the issuance of the shares of the Corporation’s preferred stock in series’ and to establish from time to time the number of shares to be included in each such series and the qualifications, limitations or restrictions thereof.

The authority of the board of directors with respect to each series shall include, but not be limited to, a determination of the following:

i.	The number of shares constituting that series and the distinctive designation of that series;

ii.

The dividend rate on the shares of that series, whether dividends shall be cumulative (or partially cumulative), and if so, from which dates or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

iii.	Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights.

iv.

Whether the series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the board of directors shall determine;

v.

Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which same shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

vi.	Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and the amount of such sinking fund;

vii.	Whether the shares of such series shall have a preference, as to payment of dividends or otherwise, over the common shares of the corporation or the shares of any other series of preferred stock;

viii.

The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series; and

ix.	Any other relative rights, preferences and limitations of that series.

Dividends on outstanding shares of corporation preferred stock shall be paid or declared and set apart for payment before any dividends shall be paid or declared and set apart for payment on the corporation’s common stock with respect to the same dividend period.

If upon any voluntary or involuntary liquidation, dissolution or winding up of the corporation, the assets available for distribution to holders of shares of preferred stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all series of preferred stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect thereto.”

If this proposal is approved by the stockholders at the Special Meeting, the Corporation will file an amendment to the Amended Articles of Incorporation for the purpose of authorizing a preferred class of shares. This amendment will become effective upon the filing of a Certificate of Amendment with the Secretary of State of Nevada, which is expected to take place promptly after the Special Meeting.

Nonetheless, if in the judgment of the board of directors, any circumstances exist which would make such filing inadvisable, then, in accordance with Nevada law and notwithstanding the approval by the Corporation’s stockholders, the board of directors may abandon such amendment, either before or after approval and authorization thereof by the stockholders, at any time prior to the effectiveness of the filing of the amendment.

Required Vote

Approval of this proposal requires affirmative vote of a majority of the votes cast at the meeting, assuming a quorum is present. Broker non-votes are counted solely for the purpose of determining a quorum. Abstentions will have the same effect as a vote against this proposal.

Board Recommendation

NOTWITHSTANDING THE ABOVE-MENTIONED THEORETICAL NEGATIVE CONSEQUENCES THAT COULD RESULT FOR HOLDERS OF THE CORPORATION’S COMMON STOCK UPON ISSUANCE OF PREFERRED STOCK BEARING CERTAIN ATTRIBUTES, THE CORPORATION’S BOARD OF DIRECTORS VIEWS THE POSITIVE CONSEQUENCES TO

THE CORPORATION OF ANY LIKELY ISSUANCE OF PREFERRED STOCK TO OUTWEIGH GREATLY SUCH HYPOTHETICAL NEGATIVE CONSEQUENCES. ACCORDINGLY, THE CORPORATION BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” THE ADOPTION AND APPROVAL OF THE PROPOSED AMENDMENT TO THE CORPORATION’S

ARTICLES OF INCORPORATION CREATING A CLASS OF PREFERRED STOCK WITH RIGHTS, PREFERENCES AND LIMITATIONS TO BE ESTABLISHED BY RESOLUTION OF THE BOARD OF DIRECTORS.

PROPOSAL 3

APPROVAL TO EFFECT A REVERSE SPLIT

On February 28, 2007, the Corporation’s board of directors approved, subject to stockholder approval, a reverse split of our common stock on the basis of one share for two shares (1:2) owned on the effective date in anticipation of the filing of an application to have the Corporation’s common stock quoted on the OTCBB or Pink Sheets.

Purpose for Effecting a Reverse Stock Split

Our board of directors believes that a reverse stock split is desirable for the following reasons:

o	Increased, more attractive share price.In the event our common stock is quoted on the OTCBB or the Pink Sheets, the reverse stock split may set our stock price to a level that we believe would be more consistent with similar companies. The resultant stock price may also meet investing guidelines for certain institutional investors and investment funds that are currently prevented under their guidelines from investing in our common stock.

o	Reduced stockholder transaction costs.In the event our common stock is quoted on the OTCBB or the Pink Sheets, our stockholders may benefit from relatively lower trading costs associated with a higher stock price. Many investors pay commissions based on the number of shares traded when they buy or sell our common stock. If our stock price increases, such investors would pay lower commissions to trade a fixed dollar amount of our stock than they would if our stock price were lower.

o	Improved trading liquidity.The combination of prospective interest from institutional investors and investment funds and potentially lower transaction costs could ultimately provide us with some trading liquidity in our common stock, should we be quoted on the OTCBB or the Pink Sheets.

o	Increased earnings per share visibility.A decrease in our outstanding shares would result in increased visibility for our earnings per share and changes in our earnings per share.

Effect of a reverse split

The principal effect of the reverse split would be that the number of shares of common stock issued and outstanding would decrease from 42,545,716 shares to approximately 21,272,858 shares (depending on the number of fractional shares that are rounded up as a result of the reverse split). The reverse stock split itself will not change the proportionate equity interests of our stockholders, nor will the respective voting rights and other rights of stockholders be altered. The common stock issued pursuant to the reverse stock split will remain fully paid and non-assessable. The number of authorized common shares and the par value of those common shares would remain the same.

Federal income tax consequences of a reverse split

The following summary of certain material federal income tax consequences of the reverse split does not purport to be a complete discussion of all of the possible federal income tax consequences and is included for general information only. Further, it does not address any state, local, foreign or other income tax consequences, nor does it address the tax consequences to stockholders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the United States federal income tax laws as of the date of this proxy statement. Such laws are subject to change retroactively as well as prospectively. This summary also assumes that the shares of common stock are held as “capital assets,” as defined in the Internal Revenue Code of 1986, as amended (i.e., generally, property held for investment). The tax treatment of a stockholder may vary depending on the facts and circumstances of such stockholder. EACH STOCKHOLDER IS URGED TO CONSULT WITH SUCH STOCKHOLDER’S TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE SPLIT.

No gain or loss should be recognized by a stockholder upon the stockholder’s exchange of shares pursuant to the reverse split. The aggregate tax basis of the shares received in the reverse split will be the same as the stockholder’s aggregate tax basis in the shares exchanged. The stockholder’s holding period for the shares received in the reverse split will include the period during which the stockholder held the shares surrendered as a result of the reverse split. The Corporation’s views regarding the tax consequences of the reverse split are not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service or the courts would accept the positions expressed above. The state and local tax consequences of the reverse split may vary significantly as to each stockholder, depending on the state in which such stockholder resides.

Potential Consequences of Effecting a Reverse Split on the Corporation and its Stockholders

In the event we are accepted for quotation on the OTCBB or the Pink Sheets following the proposed reverse stock split, the prospective market price of our common stock might not be sustainable at the direct arithmetic result of the reverse stock split. If the prospective market price of our common stock declines after the reverse stock split, our total market capitalization (the aggregate value of all of our outstanding common stock at the then existing market price) after the split would be lower than before the split.

While we believe that a higher stock price with quotation on the OTCBB or the Pink Sheets might help generate investor interest in our common stock, the proposed reverse stock split might not result in a stock price that would attract institutional investors or investment funds or satisfy the investing guidelines of institutional investors or investment funds. As a result, there may be no trading liquidity in our common stock for any market that may develop.

If the reverse stock split is implemented and the prospective market price of our common stock on the OTCBB or the Pink Sheets declines, the percentage decline may be greater than would occur in the absence of the split. The future market price of our common stock would, however, also be based on our performance and other factors, which are unrelated to the number of shares of common stock outstanding. Furthermore, the liquidity of our common stock could be adversely affected by the reduced number of shares of common stock that would be outstanding after the reverse stock split.

If this proposal is approved by the stockholders at the Special Meeting, the board of directors will declare an effective date for the reverse split of the Corporation’s common stock in coordination with the Corporation’s transfer agent. The declaration of an effective date for the reverse split is expected to take place promptly after the Special Meeting.

Nonetheless, if in the judgment of the board of directors, any circumstances exist which would make such filing inadvisable, then, in accordance with Nevada law and notwithstanding the approval by the Corporation’s stockholders, the board of directors may abandon such reverse split, either before or after approval and authorization thereof by the stockholders, at any time prior to the effectiveness of the filing of the reverse split.

Required Vote

Approval of this proposal requires affirmative vote of a majority of the votes cast at the meeting, assuming a quorum is present. Broker non-votes are counted solely for the purpose of determining a quorum. Abstentions will have the same effect as a vote against this proposal.

Board Recommendation

NOTWITHSTANDING	THE ABOVE-MENTIONED THEORETICAL NEGATIVE CONSEQUENCES THAT COULD RESULT FOR HOLDERS OF THE CORPORATION’S COMMON STOCK UPON EFFECTING THE REVERSE SPLIT, THE CORPORATION’S BOARD OF DIRECTORS VIEWS THE POSITIVE CONSEQUENCES TO THE CORPORATION OF THE

REVERSE	SPLIT TO OUTWEIGH GREATLY SUCH HYPOTHETICAL NEGATIVE CONSEQUENCES. ACCORDINGLY, THE CORPORATION BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” THE ADOPTION AND APPROVAL OF THE REVERSE SPLIT.

ADDITIONAL GENERAL INFORMATION

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the ownership of the Corporation’s common stock as of March 28, 2007, with respect to: (i) each person known to the Corporation to be the beneficial owner of more than five percent of the Corporation’s common stock; (ii) all directors; and (iii) directors and executive officers of the Corporation as a group. As of March 28, 2007, there were 42,545,716 shares of common stock issued and outstanding.

       --------------------------------------------------------------------------------------------------------
        Title of Class                 Name and Address                 Number of Shares       % of Class
       --------------------------------------------------------------------------------------------------------
       --------------------------------------------------------------------------------------------------------
            Common      Eric Montandon                                       420,632              1.0%
                        -----------------------------------------------
                        Chief Executive Officer, Chief Financial
                        Officer and Director
                        2465 West 12th Street, Suite # 2, Tempe, AZ
                        85281-6935
       --------------------------------------------------------------------------------------------------------
       --------------------------------------------------------------------------------------------------------
            Common      Alfredo Alex S. Cruz III
                        Director and Secretary
                        2465 West 12th Street, Suite # 2, Tempe, AZ          271,868              0.6%
                        85281-6935
       --------------------------------------------------------------------------------------------------------
       --------------------------------------------------------------------------------------------------------
            Common      Brian Hodgson
                        Director
                        2465 West 12th Street, Suite # 2, Tempe, AZ          200,000              0.5%
                        85281-6935
       --------------------------------------------------------------------------------------------------------
       --------------------------------------------------------------------------------------------------------
            Common      Terrano Investments, Ltd.                           4,166,667             9.8%
                        12th Floor
                        152 Queens Road
                        Central
                        Hong Kong
       --------------------------------------------------------------------------------------------------------
       --------------------------------------------------------------------------------------------------------
            Common      Adderley Davis & Associates, Ltd.
                        Suite Z12, P.O. Box 8497
                        SAIF Zone, Sharjah                                 8,8670,670            20.1%
                        United Arab Emirates
       --------------------------------------------------------------------------------------------------------
       --------------------------------------------------------------------------------------------------------
            Common      All executive officers and directors as a            892,500              2.1%
                        group (3)
       --------------------------------------------------------------------------------------------------------

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Our executive officer and director, Eric Montandon, owns 420,632 shares of the Corporation, our director and secretary, Alfredo Alex S. Cruz III, owns 271,868 shares of the Corporation, and our director, Brian Hodgson, owns 200,000 shares of the Corporation; all intend to vote FOR the proposals and have a similar interest to their fellow stockholders in the actions.

PROPOSALS BY SECURITY HOLDERS

None.

VOTING SECURITIES

As of March 28, 2007, there were 42,545,716 shares of the common stock and no shares of preferred stock issued and outstanding. Each holder of common stock is entitled to one vote for each share held by such holder.

WHERE YOU CAN FIND MORE INFORMATION

The Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, as amended. The Corporation files reports, proxy statements and other information with the Commission. The public may read and copy any materials that we file with the Commission at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330. The statements and forms we file with the Commission have been filed electronically and are available for viewing or copy on the Commission maintained Internet site that contains reports, proxy, and information statements, and other information regarding issuers that file electronically with the Commission. The Internet address for this site can be found at: www.sec.gov.

A copy of the Corporation’s yearly report on Form10-KSB for the fiscal year ended December 31, 2006, can be found at the Commission’s Internet site. The yearly report does not form any part of the materials for the solicitation of proxies. Copies of the yearly report will be sent to any stockholder without charge upon written request addressed to: Asia4sale.com, Inc., 2465 West 12th Street, Suite 32, Tempe, AZ 85281-6935, attention: Corporate Secretary.

STOCKHOLDERS ARE URGED TO IMMEDIATELY MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. NON-U.S. STOCKHOLDERS, PLEASE RETURN YOUR EXECUTED PROXY BY FAX TO: INTERWEST TRANSFER, ATTN: MELINDA ORTH, AT (801) 277-3147. MS. ORTH’S PHONE NUMBER IS (801) 272-9294.